	SECURED PROMISSORY NOTE	EXHIBIT 10.59

$188,000		February 28, 2001 San Francisco, California

             FOR VALUE RECEIVED, Shaman Pharmaceuticals, Inc., a Delaware corporation, (“Payor”) hereby unconditionally promises to pay to Anthony Conte, a individual, or order (“Holder”) in lawful money of the United States, at San Francisco, California, the sum of one hundred and eighty-eight thousand dollars ($188,000), with interest from the date hereof on the unpaid principal balance at the annual rate of ten percent  (10%) per annum.  The principal balance together with all accrued interest thereon, is due and payable on or before April 1, 2001 or the earlier sale of the collateral described in the Security Agreement described below.  There shall be no penalty for prepayment of all or part of the principal balance.

             This Note is the Note referred to in and is executed and delivered in connection with that certain Security Agreement dated as of even date herewith and executed and delivered by Payor in favor of Holder (as the same may from time to time be amended, modified, or supplemented or restated, the “Security Agreement”).  Additional rights of Payor are set forth in the Security Agreement.  The full amount of this Note is secured by the collateral identified and described as security therefor in the Security Agreement.  Payor shall not, directly or indirectly, create, permit, or suffer to exist, and shall defend the collateral against and take such other action as is necessary to remove, any lien on or in the collateral, or in any portion thereof, except as permitted pursuant to the Security Agreement.

             Each of the following events shall be an “Event of Default” hereunder:

                           (a)         Payor fails to timely pay any of the amounts due under this Note on the date the same becomes due and payable; or

                           (b)        Payor defaults on an obligation contained in this Note or Payor defaults under the Security Agreement;

                           Upon the occurrence of an Event of Default hereunder, all unpaid principal, accrued interest and other amounts owing hereunder shall, at the option of Holder be immediately due, payable and collectible by Company pursuant to applicable law.  Holder shall have all rights and may exercise any remedies available to it under law, successively or concurrently.

             Payor waives presentment and demand for payment, notice of dishonor, protest and notice of protest of this Note, and shall pay all costs of collection when incurred, including, without limitation, reasonable attorneys’ fees, costs and other expenses.

             The right to plead any and all statutes of limitations as a defense to any demands hereunder is hereby waived to the full extent permitted by law.

             This Note shall be governed by, and construed and enforced in accordance with, the laws of the State of California, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction.  Time is of the essence.

             The provisions of this Note shall inure to the benefit of and be binding on any successor to Payor and shall extend to any holder hereof.  Payor shall not, without the prior written consent of holder, assign any of its rights or obligations hereunder.

             If this Note is destroyed, lost or stolen, Payor will deliver a new note to Holder on the same terms and conditions as this Note with a notation of the unpaid principal balance and accrued and unpaid interest in substitution of the prior Note.  Holder shall furnish Payor with reasonable evidence that the Note was destroyed, lost or stolen, and any security and indemnity that may be reasonably required by Payor in connection with the replacement of this Note

PAYOR:	Shaman Pharmaceuticals, Inc.

	By:	/s/ Steven R. King
Steven R. King
Chief Operating Officer

SUBORDINATION AGREEMENT

             1.  Subordination.  For valuable consideration, the undersigned secured creditors subordinate the security interest represented by the Security Agreement dated January 2, 2001 (“Security Agreement”), between the undersigned and Shaman Pharmaceuticals, Inc., a Delaware corporation (“Shaman”), to the security interest of the Lender specified in attached Exhibit A.  (“Lender”) in connection with Lender’s secured loan of $188,000 to Shaman.

             2.  Trust.  Anything received or retained by the undersigned pursuant to the Security Agreement shall be held in trust for the Lender.

             3.  Counterparts.  This Subordination Agreement (“Agreement”) may be executed in counterparts, each of which so executed shall be deemed an original, and said counterparts shall constitute one and the same instrument.

             4.  Miscellaneous provisions.  This Agreement shall governed by and construe under the laws of the State of California without giving effect to conflicts of laws principles.  This Agreement shall bind and inure to the benefit of the respective successors and permitted assigns of the parties.

Dated as of March 2, 2001

ALCAMIN ANSTALT	TRADEWIND DEBT STRATEGIES FUND, LP

By: /s/ Gerardo Giugni
Name: Gerardo Giugn	By: /s/ Robert W. Scannell
Title:	Name: Robert W. Scannel
Title: General Partner

Nezam Tooloee	LISA A. CONTE

By: /s/ Nezam Tooloee	By: /s/ Lisa A. Conte

SHAMAN PHARMACEUTICALS, INC.

By: /s/ Lisa A. Conte
Its: President and CEO